Exhibit 4.5

December 29, 2006

HD Partners Acquisition Corporation

2601 Ocean Park Boulevard

Suite 320

Santa Monica, California 90405

Re:  Registration Rights Agreement/Founding Director Warrant Purchase Agreement

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement dated June 7, 2006 by and among HD Partners Acquisition Corporation, a Delaware corporation (the “Company”), and the initial stockholders of the Company (the “Registration Rights Agreement”) and the Founding Director Warrant Purchase Agreement dated May 9, 2006 by and among the Company and the purchasers listed as signatories thereto (the “Founding Director WPA” and together with the Registration Rights Agreement, the “Agreements”).  The Company, the initial stockholders under the Registration Rights Agreement and the purchasers under the Founding Warrant WPA are collectively referred to as the “Parties”.  Except as otherwise indicated herein, capitalized terms not otherwise defined in this letter have the meanings given to such terms in the Agreements.

For purposes of clarification of the Agreements, the Parties wish to acknowledge that notwithstanding anything to the contrary in the Agreements: (i) if a registration statement covering the securities issuable upon the exercise of the Founding Director Warrants was not effective at the time a holder desired to exercise the instruments, then such Founding Director Warrants could expire unexercised, and (ii) in no event would the Company be obligated to pay cash or other consideration to the holders of such Founding Director Warrants or “net-cash settle” the obligations of the Company under either of the Agreements.

Very truly yours,

COMPANY

HD PARTNERS ACQUISITION CORPORATION

/s/ Eddy Hartenstein
By: Eddy Hartenstein
Title: Chairman, President and CEO

INVESTORS

Robert Lewis Meyers and Karen L. Meyers Family Trust

/s/ Robert L. Meyers
By: Robert L. Meyers, Trustee

Cox-King Family Living Trust

/s/ Steven J. Cox
By: Steven J. Cox, Trustee

Chapman Revocable Trust dated February 27, 2001

/s/ Lawrence N. Chapman
By: Lawrence N. Chapman, Trustee

Lederman Family Trust dated January 17, 2000

/s/ Bruce Lederman
By: Bruce Lederman

Eddy W. Hartenstein

/s/ Eddy W. Hartenstein
Eddy W. Hartenstein

Henry Goldberg

/s/ Henry Goldberg
Henry Goldberg

Martin E. Gottlieb

/s/ Martin E. Gottlieb
Martin E. Gottlieb

PURCHASERS

/s/ Lawrence Chapman
Lawrence Chapman

/s/ Steven Cox
Steven Cox

/s/ Eddy Hartenstein
Eddy Hartenstein

/s/ Bruce Lederman
Bruce Lederman

/s/ Robert Meyers
Robert Meyers